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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 5, 2001, included in Aquila, Inc.'s Form S-1 (333-51718) which is incorporated by reference into this registration statement and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Kansas City, Missouri
April 24, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS